Exhibit 99.1
                              POWER OF ATTORNEY

	The undersigned shareholder of Intelligent Systems Corporation hereby constitutes and appoints J. Leland Strange and Bonnie L. Herron each of them individually, as his true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undersigned any filings on
Schedule 13D or Forms 3, 4 and 5 and any amendments to any such schedule or form with respect to the undersigned's ownership, directly or indirectly, and in any capacity, of securities of Intelligent Systems Corporation in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2)	do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete the execution of any such Schedule 13D or Form 3, 4 or 5 and/or any amendment to any such schedule or form and the timely filing of such schedule, form and/or amendment with the United States Securities and Exchange Commission and any other authority; and

(3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

     The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 13(d) or Section 16 of the Securities and Exchange Act of 1934.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to make filings on Schedule 13D or Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by Intelligent Systems Corporation, unless earlier revoked by the undersigned in a writing signed and delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of March, 2003.

						/s/ J. William Goodhew, III
                                    ----------------------------------
		                            J. William Goodhew, III